NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Paul A. Evangelista
Executive Vice President
pevangelista@century-bank.com

Phone:	781.393.6035

Fax:	781.393.4077

CENTURY BANK ANNOUNCES JONATHAN G. SLOANE &
BARRY R. SLOANE AS NEW Co-PRESIDENTS &
Co-CHIEF EXECUTIVE OFFICERS

Medford, Ma, APRIL 15, 2005 -— The boards of directors of Century Bank (“Century”) and its holding company, Century Bancorp, Inc. (NASDAQ: CNBKA) (www.century-bank.com) elected Jonathan G. Sloane and Barry R. Sloane as the new Co-Presidents and Co-Chief Executive Officers of Century Bank, and the new Co-Presidents and Co-Chief Operating Officers of Century Bancorp, Inc. Marshall M. Sloane, Century’s founder, will continue to serve as Chairman of Century Bank and Chairman and Chief Executive Officer of its parent, Century Bancorp, Inc.

These elections are a part of a previously announced plan of management succession. Marshall Sloane commented, “I couldn’t be happier about how the relationship between my two sons has worked over the past year, and I’m confident that their partnership will carry Century to the next plateau as the leading independent bank in Massachusetts.”

Century Bank and Trust Company, a wholly-owned subsidiary of Century Bancorp, Inc., is a state chartered commercial bank, operating twenty-two full-service branches in the Greater Boston area, and offers a full range of Business, Personal, and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
Corporate Headquarters is located at 400 Mystic Avenue, Medford, MA 02155. 866.8.CENTURY.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

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